Exhibit 5
Form SB-2
e Nutrition, Inc.

                       PHOENIX INK, L.L.C.

                        License Agreement

     THIS AGREEMENT is made and entered into this sixth day of June 2000, by and between, Phoenix Ink, LLC, a Nevada corporation with its principal place of business at Springville, Utah, hereinafter referred to as "Licensor," and e Nutrition, Inc., of Mapleton, Utah, hereinafter referred to as "Licensee".

     WHEREAS, the Licensor has expended time, effort, and money to develop and obtain knowledge in the field of producing, merchandising, distributing and promoting the sale of nutritional supplements and has established successfully a reputation, demand, and goodwill for such products under the trade name, HI-
Q, which signifies the highest standards of management, supervision, merchandising, and quality of products; and

     WHEREAS, the Licensee desires to sell the products established by the Licensor under the name HI-Q as hereinafter provided.

     IT IS THEREFORE AGREED between the parties as follows:

  1. License. The Licensee shall have the exclusive right to engage under the terms hereof in the business of manufacture and selling nutritional products under the trade name HI-Q, as approved by Licensor.

  2. Term of license. The term of this license shall commence from the date of this agreement and shall continue for one year and renewable annually.

  3. Initial funds to be paid. The Licensee shall pay to the Licensor, as the initial fee, the sum of Five Thousand Dollars ($5,000) in cash payable in full upon the execution of this agreement.

  4. Recurring funds to be paid. The Licensee shall pay quarterly to the Licensor Five Thousand Dollars ($5,000) for the duration of the agreement. In addition, Licensee shall pay a royalty of One Dollar ($1.00) for each bottle manufactured which shall accrue at the time of manufacturing, and be paid monthly as the bottles are sold.

  5. Territory. The Licensor shall not, while this Agreement is in effect, operate or grant a license to sell, market, distribute or manufacture, the HI-Q formulations or products under the HI-Q name, to any other entity in the United States for the length of this agreement.

  6. Product quality control. Licensor shall have the right to approve or reject Licensees' manufacturer and formulation of the HI-Q products and to establish quality control procedures as deemed necessary to insure the uniformity and protect the goodwill of the HI-Q name.

                              E-17
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  7.   Marketing Consultant.  Licensor shall make available to
       Licensee access to its financial newsletter, The Rufftimes, as well as its mailing list of subscribers, current and expired, at market rates.

  8. Confidentiality. The Licensee acknowledges the confidential nature of information and procedures which shall be made available to it by Licensor, and neither Licensee or Licensor will not disclose to anyone other than an authorized manufacturer any information or formulation of the Licensor.

  9.   Reporting Requirements.  The Licensee shall submit to the
       Licensor, such financial and operating information as required by the Licensor. The Licensor shall not release such information without the prior written approval from the licensee.

  10. Personnel. All personnel or contractors employed by the Licensee in connection with the production and shipping of such products shall maintain such standards of sanitation, cleanliness, and demeanor as shall be established by the Licensor.

  11.  Termination.

       a. In the event of any failure by the Licensee to pay any amounts owed to the Licensor, the Agreement may be terminated by Licensor.

       b. In the event of any failure by the Licensor to act as the marketing consultant to the Licensee, the Agreement may be terminated at Licensees option.

  12. Complete agreement. This agreement contains the entire agreement of the parties, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

  13. Governing law. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Utah.


/s/ Howard Ruff
For Phoenix Ink, Licensor

/s/ Steve White
For e Nutrition, Inc., Licensee
                              E-18
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